MGT Capital Investments, Inc. Selects Nixon & Vanderhye P.C. to Pursue Infringement Claims

Company also announces closings of capital raise and gaming patent acquisition

HARRISON, N.Y. – June 1, 2012: MGT Capital Investments, Inc. (NYSE-MKT: MGT.BC), announced today that it has retained Nixon & Vanderhye P.C., a nationally ranked IP litigation law firm, to support the Company’s strategy to monetize intellectual property. Specifically, Nixon & Vanderhye will direct the process of enforcing the Company’s ownership rights derived from its U.S. Patent entitled “Gaming Device Having a Second Separate Bonusing Event.” This invention relates to gaming systems linked to an interactive sign, and includes all filed continuation patents. The United States Patent and Trademark Office issued this patent on February 22, 2011; the corresponding patent application was filed on October 18, 2001.

Robert Rowan, a senior patent litigator and past Director of Nixon & Vanderhye stated, “With more than 35 years of experience in intellectual property litigation, I am very excited to work with MGT on this matter.  Based on my professional experience in hundreds of complex intellectual property and business litigations, I am optimistic of successfully and expeditiously enforcing MGT’s patent rights in its linked interactive screen enhancement to the slot machine gaming experience.”

Robert Ladd, the Company’s President and Chief Executive Officer added, “We are extremely pleased that Nixon & Vanderhye has agreed to work with us to pursue all potential infringement claims for the benefit of our shareholders. In particular, we are very fortunate to have Bob Rowan represent the Company, given his particular expertise and success in the gaming industry.”

MGT also announced that it has closed on its previously announced transactions resulting in the sale of $3.5 million of Senior Secured Convertible Notes (and associated warrants), and the purchase of U.S. Patent #7,892,088.

About MGT Capital Investments, Inc.

MGT and its subsidiaries are engaged in the business of monetizing intellectual property.

The Company’s majority-owned subsidiary, Medicsight, Ltd is a medical technology company with operations in imaging software and hardware devices, including computer-aided detection software used to assist radiologists with detection of colorectal polyps. The company's software has regulatory approvals including CE Mark and U. S. FDA clearance.

About Nixon & Vanderhye P.C.

With more than 25 years of excellence, Nixon & Vanderhye P.C. is a uniquely structured law firm comprised of 37 highly skilled and experienced shareholders who provide top quality representation in all aspects of intellectual property law to a widely diverse client base ranging from single inventors to the world's leading companies. As an IP boutique, the firm does not compete based upon size, but rather on expertise and performance; the result of this focus is that N & V has established itself as one of the world's top intellectual property law firms for both patent prosecution and patent litigation. Among other recognition, peers and legal experts have named N & V as one of the top Washington D.C. area firms for handling complex patent litigation matters. More information can be found at www.nixonvan.com

Forward Looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact:

MGT Capital Investments, Inc.

Robert Ladd, President and Chief Executive Officer

(914) 630-7430

rladd@mgtci.com

Robert Traversa, Chief Financial Officer

(914) 630-7431

rtraversa@mgtci.com

Medicsight, Inc.

Craig Allison, Senior Vice President, Strategy and Corporate Communications

(914) 630-7429

craig.allison@medicsight.com